Exhibit 99.1

For immediate release:

Bank of Commerce Holdings™ Announces Management Changes

REDDING, California, November 20, 2013 / PR Newswire — Bank of Commerce Holdings (BOCH), the parent company of Redding Bank of Commerce, Chairman Lyle Tullis today announced that the Board of Directors of Bank of Commerce Holdings has appointed Randall S. Eslick as President and Chief Executive Officer of Bank of Commerce Holdings and Redding Bank of Commerce. Mr. Eslick previously served as Regional President of Roseville Bank of Commerce since March 2001.

Patrick J. Moty will continue to serve as President of the Redding region for Redding Bank of Commerce and focus his full attention to the local Redding community. This action reflects the Board’s decision to position the company for future growth by enhancing the Senior Management Team at Bank of Commerce Holdings. “We are all optimistic about the bright future of our Company,” said Chairman Tullis.

“I am pleased and excited for this opportunity to not only assist in the continued success of our Bank, but to lead in our efforts to strategically position our Company for future growth,” said Mr. Eslick.

“This change in management structure will allow me to concentrate my efforts on the Redding Community, the foundation of our Bank, that I have served for the last 28 years,” said Mr. Moty.

About Bank of Commerce Holdings

Bank of Commerce Holdings is a bank holding company headquartered in Redding, California and is the parent company for Redding Bank of Commerce™ which operates under two separate names (Redding Bank of CommerceTM and Roseville Bank of CommerceTM, a division of Redding Bank of Commerce). The Bank is an FDIC insured California banking corporation providing commercial banking and financial services through 4 offices located in Northern California. The Bank opened on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH.”

Forward-Looking Statements

Bank of Commerce Holdings (the “Company”) wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. This

news release includes statements by the Company, which describe management’s expectations and developments, which may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21B of the Securities Act of 1934, as amended. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s public filings, factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) local, national and international economic conditions are less favorable than expected or have a more direct and pronounced effect on the Company than expected and adversely affect the company’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new banks and/or branches are lower than expected; (4) costs or difficulties related to the integration of acquisitions are greater than expected; (5) competitive pressure among financial institutions increases significantly; (6) legislation or regulatory requirements or changes adversely affect the businesses in which the Company is engaged.

Investment firms making a market in BOCH stock are:

Raymond James Financial

John T. Cavender

555 Market Street

San Francisco, CA 94105

(800) 346-5544

Sandler O’Neill

Bryan Sullivan

919 Third Avenue, 6th Floor

New York, NY 10022

(888) 383-3112

McAdams Wright Ragen, Inc.

Joey Warmenhoven

1121 SW Fifth Avenue

Suite 1400

Portland, OR 97204

(866) 662-0351

Stifel Nicolaus

Perry Wright

1255 East Street #100

Redding, CA 96001

(530) 244-7199

FIG Partners

Mike Hedrei

1175 Peachtree Street NE #100

Colony Square Suite 2250

Atlanta, GA 30361

(212) 899-5217

Contact Information:

Randall S. Eslick, President and Chief Executive Officer

Telephone Direct (916) 677-5800

Samuel D. Jimenez, Executive Vice President and Chief Financial Officer

Telephone Direct (530) 722-3952

Andrea Schneck, Vice President and Senior Administrative Officer

Telephone Direct (530) 722-3959